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                                                                    EXHIBIT 4.22

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                                  COBANK, ACB

           FIRST AMENDMENT TO LIMITED RECOURSE CONTINUING GUARANTY


STATE OF LOUISIANA          )
                            )
PARISH OF CALCASIEU         )


STATE OF GEORGIA            )
                            )
COUNTY OF COBB              )

       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT TO LIMITED RECOURSE CONTINUING GUARANTY (this "First Amendment") is made as of July 1, 1996 by and between WILLIAM HENNING, SR. ("Mr. Henning") and COBANK, ACB ("CoBank"), and amends that certain Limited Recourse Continuing Guaranty, dated as of May 15, 1996, made by Mr. Henning for the benefit of CoBank (the "Continuing Guaranty").


                                R E C I T A L S:

       WHEREAS, Mr. Henning owns 8.46% of the capital stock of Mercury, Inc. ("Mercury"), and Mercury owns 100% of the capital stock of Mississippi One Cellular Telephone Company ("Mississippi One"); and

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower"), have entered into that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $32,400,000 (the "Mississippi One Loan"), and CoBank and the Borrower have entered into that certain Loan Agreement, dated as of May 15, 1996 (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and
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First Amendment to Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


       WHEREAS, the proceeds of the Loans have been or will be reloaned by the Borrower to Mississippi One, or to Mercury for investment into Mississippi One, for the purposes set forth in the Loan Agreements; and

       WHEREAS, as an inducement to CoBank to enter into the Loan Agreements and to make the Loans, Mr. Henning has agreed to amend the continuing Guaranty as herein provided;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mr. Henning and CoBank hereby agree as follows:

       1. Section 2 of the Continuing Guaranty is hereby amended and restated to read in its entirety as follows:

              "SECTION 1.   OBLIGATIONS.  "Obligations" shall mean (a) the
       principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated July 1, 1996, made by the Borrower to the order of CoBank in the original principal face amount of $32,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC One Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated May 15, 1996, made by the Borrower to the order of CoBank in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC Two Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Second Amended and Restated Promissory Note, dated July 1, 1996, made by Mississippi One to the order of the Borrower, assigned to CoBank, in the original principal face amount of $32,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mississippi One Note"); (d) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by Mercury to the order of the Borrower, assigned to CoBank, in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mercury Note"; the CTC One Note, the CTC Two Note, the Mississippi One Note and the Mercury Note, collectively, the "Notes"); (e) all other payments or performances to be made by the Borrower and Mississippi One under the other Loan Documents to which either is a party; and (f) all other indebtedness and





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First Amendment to Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


       liabilities of the Borrower, Mercury and Mississippi One to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties."

       2. The Loan Documents, any Loan Document or Loans, when used in the Guaranty, shall mean the Loan Documents, a Loan Document or Loans, respectively, as defined in the Loan Agreements.

       3. The "Loan Agreements" or "Mississippi One Loan Agreement," when used in the Guaranty, shall mean the "Loan Agreements" or "Mississippi One Loan Agreement," respectively, as defined in this First Amendment.

       4. Section 6(D) of the Guaranty is hereby amended so as to strike the phrase "(as defined in the Loan Agreement)" and substitute the phrase "(as defined in the Mississippi One Loan Agreement)."

       5. All references in the Guaranty to "this Guaranty" shall hereafter be to the Guaranty as amended by this First Amendment.

       6. After giving effect to the amendments to and restatement of the Guaranty set forth in this First Amendment, the representations and warranties of the Debtor set forth in the Guaranty are true and correct as of the date hereof as if made on the date hereof.

       7. It is the intention of the parties hereto that this First Amendment shall not constitute a novation and shall in no way adversely affect or impair (i) the validity of the "Loan Documents" (as defined in the Loan Agreements) or (ii) the validity or priority of the security interest created by the Guaranty, it being the intention of the parties hereto merely to amend and restate the Guaranty as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Guaranty shall remain in full force and effect and are hereby ratified and confirmed by the Debtor.

       8. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.





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First Amendment to Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


       9. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.




                           [Signatures on next page]





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First Amendment to Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by the duly authorized officers of the respective parishes, after a due reading of the whole.

       At Lake Charles, Louisiana, on July 1, 1996.




                                           /s/ WILLIAM HENNING, SR.     (SEAL)
                                           -----------------------------
                                           William Henning, Sr.



Witness to all signatures:


/s/ SHEILA KING
-----------------------------
Witness


/s/ CAROLYN NUNEZ
-----------------------------
Witness



-----------------------------
Notary Public

My commission expires:

[NOTARIAL SEAL]




                     (Signatures continued on next page)





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First Amendment to Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347



       At Atlanta, Georgia on July 2, 1996.


                                           COBANK, ACB


                                           By: /s/ MARY KAY DEERING
                                                   ----------------------------
                                                Name: Mary Kay Deering
                                                      -------------------------
                                                Title: Vice President
                                                      -------------------------


Witness to all signatures:


/s/ SHAWNE KEENAN
-------------------------------------
Witness


/s/ [ILLEGIBLE]
-------------------------------------
Witness


/s/ MARIANNE R. HOWELL
-------------------------------------
Notary Public

My commission expires: April 25, 1999
                      ---------------

[NOTARIAL SEAL]





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